As filed with the Securities and Exchange Commission on November 7, 2003

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHERN FINANCIAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1779978 (I.R.S. Employer Identification No.)

37 East Main Street
Warrenton, Virginia 20186
(540) 349-3900
(Address of Principal Executive Offices Including Zip Code)

Southern Financial Bancorp, Inc.
2003 Stock Incentive Plan
(Full title of Plan)

Georgia S. Derrico
Southern Financial Bancorp, Inc.
37 East Main Street
Warrenton, Virginia 20186
(Name and address of agent for service)

(540) 349-3900
(Telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche
Bracewell & Patterson, L.L.P.
South Tower Pennzoil Place
711 Louisiana Street, Suite 2900
Houston, Texas 77002-2781
(713) 223-2900

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(1)(2)	Price(2)	Fee

Common Stock, $0.01 par value	165,000 shares	$42.91	$7,080,150	$572.79

(1)	This Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”).

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock on November 5, 2003, as reported on the Nasdaq National Market System, of $42.91.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

     The following documents filed by Southern Financial Bancorp, Inc., a Virginia corporation (the “Company”), (Commission File No. 000-22836) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement as of their respective dates:

     1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     2. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     3. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     4. The Company’s Current Reports on Form 8-K filed on April 25, 2003, July 17, 2003, July 25, 2003, October 23, 2003 and November 4, 2003; and

     5. The description of the common stock, par value $0.10 per share, contained in “Description of Southern Financial Common Stock” in the Company’s Prospectus filed as part of the Registration Statement on Form S-4, Registration No. 333-39666, with the Commission on June 19, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

     Not applicable.

Item 5.	Interests of Named Experts and Counsel.

     Not applicable.

Item 6.	Indemnification of Directors and Officers.

     Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia of 1950, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

     Southern Financial’s Articles of Incorporation, as amended, contain provisions indemnifying the directors and officers of Southern Financial against expenses and liabilities (including counsel fees) incurred in legal proceedings to the fullest extent permitted by Virginia law.

Item 7.	Exemption from Registration Claimed.

     Not applicable.

Item 8.	Exhibits.

4.1	Articles of Incorporation of Southern Financial Bancorp, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Southern Financial’s Registration Statement on Form S-4 (Registration No. 33-95246 filed with the Securities and Exchange Commission on August 4, 1995)).

4.2	Bylaws of Southern Financial Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to Southern Financial Bancorp, Inc.’s Registration Statement on Form S-4, (Registration No. 33-95246 filed with the Securities and Exchange Commission on August 4, 1995)).

4.3*†	Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan.

5.1*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.

Item 9.	Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenton, Commonwealth of Virginia on November 7, 2003.

SOUTHERN FINANCIAL BANCORP, INC. (Registrant)

By:	/s/ Georgia S. Derrico

Georgia S. Derrico Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Georgia S. Derrico and R. Roderick Porter and each of them to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Georgia S. Derrico Georgia S. Derrico	Chairman of the Board and Chief Executive Officer	November 7, 2003

/s/ Patricia A. Ferrick Patricia A. Ferrick	Senior Vice President and Chief Financial Officer	November 7, 2003

/s/ R. Roderick Porter R. Roderick Porter	President and Chief Operating Officer and Director	November 7, 2003

/s/ David de Give David de Give	Senior Vice President/Treasurer and Director	November 7, 2003

/s/ John C. Belotti John C. Belotti	Director	November 7, 2003

/s/ Fred L. Bollerer Fred L. Bollerer	Director	November 7, 2003

/s/ Neil J. Call Neil J. Call	Director	November 7, 2003

/s/ Alfonso G. Finocchiaro Alfonso G. Finocchiaro	Director	November 7, 2003

/s/ Barbara J. Fried Barbara J. Fried	Director	November 7, 2003

Signature	Title	Date

/s/ Virginia Jenkins Virginia Jenkins	Director	November 7, 2003

/s/ Michael P. Rucker Michael P. Rucker	Director	November 7, 2003

/s/ Richard E. Smith Richard E. Smith	Director	November 7, 2003

/s/ Robert P. Warhurst Robert P. Warhurst	Director	November 7, 2003

INDEX TO EXHIBITS

4.1	Articles of Incorporation of Southern Financial Bancorp, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Southern Financial’s Registration Statement on Form S-4 (Registration No. 33-95246 filed with the Securities and Exchange Commission on August 4, 1995)).

4.2	Bylaws of Southern Financial Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to Southern Financial Bancorp, Inc.’s Registration Statement on Form S-4, (Registration No. 33-95246 filed with the Securities and Exchange Commission on August 4, 1995)).

4.3*†	Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan.

5.1*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.